Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information                                                          For Immediate Release

Press Contacts		Investor Contact

Steve Nguyen Echelon 408-938-5272 qnguyen@echelon.com	Tina Wilmott McQUERTER +1-858-450-0030 x140 twilmott@mcquerter.com	Chris Stanfield Echelon 408-938-5243 cstanfield@echelon.com

Echelon Extends Electric Utility Capabilities by Acquiring

Certain Assets of Metering Technology Corporation

Intelligent, Networked Meter to be Key Component in Echelon’s End-to-End

Utility Infrastructure Offering

SAN JOSE, CA – April 2nd, 2003 – Today Echelon Corporation (NASDAQ:ELON) announced that it signed a definitive agreement, subject to certain closing conditions, to acquire certain assets from privately held Metering Technology Corporation (MTC) of Scotts Valley, California.

The company intends to apply MTC’s engineering capabilities and market knowledge related to communicating meters to create electricity meters that will enable Echelon to augment its end-to-end Networked Energy Services (NES) system using its market-leading power line smart transceivers and its highly reliable system architecture. The NES system is designed to leverage Echelon’s end-to-end LONWORKS® device networking infrastructure to offer substantial operational savings to electric utilities worldwide while at the same time allowing them to increase the quality of service to customers. Examples of the benefits beyond meter reading that the NES system can deliver to utilities include outage or theft detection and reduced billing errors and energy conservation. The NES system builds upon Echelon’s pioneering work in the Contatore Elettronico project with Enel SpA that is transforming Italy’s electricity infrastructure into a two-way communications network capable of delivering many services over a single, open infrastructure.

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The addition of an intelligent meter will further Echelon’s product and market strategy of offering key software, hardware and components for an end-to-end infrastructure that enables companies to build best-in-class solutions for the building, utility, transportation, industrial, home and other automation markets.

According to Ken Oshman, Echelon’s CEO and chairman, “Networked energy services with intelligent metering represents a huge growth opportunity for Echelon and, we believe, will deliver tremendous benefits to utilities. The NES system brings utilities the promise of a single, open, extensible infrastructure over which they can run a wide set of functions that can enable them to cut costs and increase quality in almost all of their operational areas. In order to realize all of the benefits of the NES system, a utility will replace their metering infrastructure with a homogeneous population of intelligent, networked meters. The MTC transaction brings a core competency in low-cost, communicating electricity meters to Echelon that, we believe, will enable us to offer a very low total system cost per connected meter. We believe this should accelerate the utility industry’s move to high value, intelligent metering solutions and networked applications similar to those offered through the Contatore Elettronico project.”

“Echelon’s NES solution can bring benefits to utilities that far exceed those offered by simple one-way, automatic meter reading systems,” continued Mr. Oshman. “Because it is an open, networked solution, the NES system can deliver many additional benefits to utilities such as improved customer service and care programs through reduced billing errors, outage and fault detection and less intrusive meter reads. Operational advantages include flexible meter reading patterns, improved demand forecasting, theft and tampering detection, and advanced energy conservation.”

“We’re very excited to join our expertise in highly-functional, networked electricity meters with Echelon’s market-leading infrastructure for delivering networked energy services to utilities,” said Peter Larsson, MTC’s president and CEO. “Working together, we believe we can deliver a low-cost solution unlike any other in the marketplace today, offering utilities a comprehensive set of smart metering services that transform the power grid from a conventional energy delivery pipe into a sophisticated customer care system able to deliver numerous cost savings and operational enhancements to the utility itself.”

Echelon Extends Electric Utility Capabilities by Acquiring . . .	Page 3 of 4

“Driving the buildings market toward open, interoperable systems required a pioneer to step forward and prove that what were previously independent subsystems could instead be integrated using a single, open networked infrastructure to deliver significant cost and operational enhancements to owners, manufacturers, integrators and end-users,” said Frits Bruggink, Echelon’s senior vice-president and general manager, Service Provider Group. “The situation that we see in the worldwide utilities market today is much like what we saw in the buildings market many years ago. It is a market filled with expensive, isolated proprietary systems operating over expensive, single purpose infrastructures. Just as we helped create a new standard for the buildings industry based on open LONWORKS systems, we see the opportunity to create a new model for the utility industry based on open LONWORKS systems. We believe that our NES system is the transformation agent that the utility industry has been waiting for to fuel enormous improvements in efficiency and capability.”

The transaction is subject to customary closing conditions, including approval by MTC’s shareholders. The acquisition is expected to be completed prior to the end of April 2003, if at all, and will be accounted for as a purchase of assets, thus no goodwill will be recorded. Echelon will pay $11 million in cash for certain assets, liabilities, technology and products of MTC. This amount is subject to adjustment based contractual conditions including MTC’s compliance with covenants and the accuracy of its representations and warranties. In accordance with current accounting standards, a portion of the purchase price will be allocated to the tangible assets acquired and liabilities assumed based on the fair values of those assets and liabilities. The company expects this allocation to comprise only a modest portion of the purchase price. In addition, the company expects that a significant portion of the purchase price will be allocated to in-process research and development (“IPR&D”) which will be written off in the quarter in which the transaction closes. The balance of the purchase price will be allocated to other intangible assets such as existing and purchased technology, which will be amortized over a period to be determined. The company does not presently expect that period to be more than one year. As part of the transaction, about 16 MTC employees are expected to join Echelon.

Echelon Extends Electric Utility Capabilities by Acquiring . . .	Page 4 of 4

About Echelon Corporation

Echelon Corporation is the creator of the LONWORKS platform, the world’s most widely used standard for connecting everyday devices such as appliances, thermostats, air conditioners, electric meters, and lighting systems to each other and to the Internet. Echelon’s hardware and software products enable manufacturers and integrators to create smart devices and systems that lower cost, increase convenience, improve service, and enhance productivity, quality, and safety. Thousands of companies have developed and installed LONWORKS products and more than 29 million LONWORKS enabled processors have been shipped for use in homes, buildings, factories, trains, and other systems worldwide.

The protocol underlying LONWORKS networks and the signaling technology used by Echelon’s power line and free topology transceivers have been adopted as standards by the American National Standards Institute (ANSI). Echelon is also a founding member of the LONMARK® Interoperability Association, an open industry forum of hundreds of leading manufacturers, integrators, and users dedicated to promoting the use of interoperable LONWORKS devices. More information is available at http://www.lonmark.org. Further information regarding Echelon can be found at http://www.echelon.com.

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Echelon, i.LON, LONWORKS, LONMARK, the LONMARK logo and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Panoramix is a trademark of Echelon Corporation in the United States and other countries.

This press release may contain statements relating to future plans, events or performance. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to obtaining approvals for and satisfying conditions to the consummation of Echelon’s acquisition of MTC’s assets, the actual impact of the acquisition on operating results, including the purchase price allocations for assets and liabilities, the amount of IPR&D and other intangible assets, and the time period in which intangible assets will be amortized, the successful integration of MTC’s technology and employees into Echelon, Echelon’s ability to incorporate an MTC-based meter into the NES system in a timely and cost-effective manner, market acceptance of the NES system, the ability of the NES system to function as designed, the timing and level of customer orders, demand for products and services, development of markets for Echelon’s products and services, and other risks identified in Echelon’s SEC filings. Actual results, effect on earnings, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.